UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 13, 2006 (Date of earliest event reported)
Central Coast Bancorp (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	0-25418 (Commission File Number)	77-0367061 (IRS Employer Identification Number)

301 Main Street (Address of principal executive offices)		93901 (Zip Code)
(831) 422-6642 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Applications for regulatory approvals of the transactions contemplated by the Agreement and Plan of Reorganization dated October 12, 2005, by and between VIB Corp and the Registrant, were filed with the California Department of Financial Institutions, the Federal Reserve Board through the Federal Reserve Bank of New York and the Office of the Comptroller of the Currency. The Registrant previously reported receipt of the approval dated January 6, 2006, from the California Department of Financial Institutions, of the application of VIB Corp to acquire control of Central Coast Bancorp and Community Bank of Central California.

On January 13, 2006 and January 15, 2006, respectively, the Federal Reserve Board and the Office of the Comptroller of the Currency issued their approvals of the filed applications. The consummation of the transactions contemplated by the Agreement and Plan of Reorganization remains subject to approval of the shareholders of the Registrant at the special meeting of the Registrant's shareholders scheduled to be held on January 19, 2006, the satisfaction of conditions and other provisions of the Agreement and Plan or Reorganization, and the expiration of the fifteen day waiting period for Department of Justice review.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Coast Bancorp

Date: January 19, 2006	By:	/s/ Jayme C. Fields

Jayme C. Fields, Senior Vice President and Chief Financial Officer

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